                                                                     EXHIBIT 4.2

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.06 OF THE INDENTURE,
(II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF DEL MONTE CORPORATION.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE

SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                                                      CUSIP No.:
                                                                       ISIN No.:

                             DEL MONTE CORPORATION
                    6-3/4% SENIOR SUBORDINATED NOTE DUE 2015

No. 1                                                                         $

      Del Monte Corporation, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to __________
or registered assigns, the principal sum of          Dollars ($_______________),
on February 15, 2015.

      Interest Payment Dates: February 15 and August 15 (commencing August 15,
      2005) Record Dates: January 31 and July 31

      Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                              DEL MONTE CORPORATION

                                              By:______________________________
                                                 Name:
                                                 Title:

                                              By:______________________________
                                                 Name:
                                                 Title:

Dated: February 8, 2005

Certificate of Authentication

      This is one of the 6-3/4% Senior Subordinated Notes due 2015 referred to in the within-mentioned Indenture.

                                                 DEUTSCHE BANK TRUST COMPANY
                                                 AMERICAS, as Trustee

                                              By:______________________________
                                                 Authorized Signatory

                              (REVERSE OF SECURITY)

                  6-3/4% SENIOR SUBORDINATED NOTE DUE 2015

            (5) Interest. The Company will pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from February 8, 2005. The Company will pay interest semi-annually in arrears in cash on each Interest Payment Date, commencing August 15, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

            (6) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Company will pay principal and premium, if any, on the Notes at the Trustee's office or, at the Company's option, by wire transfer to an account maintained by the payee with a bank located in the United States. At the Company's option, interest may be paid at the Trustee's office, by check mailed to the registered address of Holders or by wire transfer to an account maintained by the payee with a bank located in the United States.

            (7) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

            (8) Indenture and Guarantee. The Company issued the Notes under an Indenture, dated as of February 8, 2005 (as amended and supplemented from time to time, the "Indenture"), among the Company, Del Monte Foods Company ("Holdings"), the Subsidiary Guarantors (as defined in the Indenture, and collectively with Holdings, the "Guarantors") and Deutsche Bank Trust Company Americas, as Trustee (the "Trustee," which term includes any successor Trustee under the Indenture). This Note is one of a duly authorized issue of initial Notes of the Company designated as its 6-3/4% Senior Subordinated Notes due 2015 (the "Initial

                  Notes"). The Initial Notes are limited in aggregate principal amount to $250,000,000. Subject to compliance with the covenants in the Indenture and to applicable law, the Company may issue additional notes (the "Additional Notes") under the Indenture. The Notes include the Initial Notes, the Additional Notes and the Exchange Notes, as defined below, issued in exchange for Notes pursuant to the Indenture. The Initial Notes, Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms, including the respective rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a subordinated basis by Holdings and on a senior subordinated basis by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. The guarantees of the Notes by the Subsidiary Guarantors will be released in certain circumstances set forth in the Indenture.

            (9) Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee and the Paying Agent, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

            (10)  Redemption.

            (11) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after February 15, 2010, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount of the Notes to be redeemed) if redeemed during the twelve-month period commencing on February 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date, except that installments of interest which are due and payable on dates falling on or prior to the applicable Redemption Date will be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates.

Year                    Percentage
----                    ----------
2010..................  103.375%
2011..................  102.250%
2012..................  101.125%
2013 and thereafter...  100.000%

            (12) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to February 15, 2008, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem Notes in an aggregate principal amount equal to up to 35% of the aggregate principal amount of Notes (including any Additional Notes but excluding the Exchange Notes) originally issued at a Redemption Price equal to 106.750% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to the Redemption Date, except that installments of interest which are due and payable on dates falling on or prior to the applicable Redemption Date will be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates; provided that Notes in aggregate principal amount equal to at least 65% of the principal amount of Notes (excluding any Additional Notes and also excluding the Exchange Notes) originally issued remains outstanding immediately after any such redemption.

      In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 150 days after the consummation of any such Equity Offering.

            (13) Optional Redemption Upon Change of Control. At any time, on or prior to February 15, 2010, the Company may, at its option, redeem the Notes, in whole, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the "Change of Control Redemption Date"), except that installments of interest which are due and payable on dates falling on or prior to the applicable Change of Control Redemption Date shall be payable to the persons who were the Holders of record at the close of business on the relevant Record Dates.

      "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the excess of (i) the present value at such Change of Control Redemption Date of (A) the Redemption Price of such Note at February 15, 2010, determined in accordance with

Section 6(a) hereof and Section 3.07(a) of the Indenture, plus (B) all required interest payments due on such Note through February 15, 2010, computed using a discount rate equal to the Treasury Rate plus 0.5% per annum, over (ii) the principal amount of such Note.

      "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such statistical release is no longer published, any publicly available source or similar market data)) closest to the period from the Change of Control Redemption Date to February 15, 2010; provided, however, that if the period from the Change of Control Redemption Date to February 15, 2010 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to February 15, 2010 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

            (14) Notice of Redemption. (A) Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

      Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

Registration Rights. Pursuant to the Registration Rights Agreement (as defined in the Indenture), the Company will be obligated to consummate a registered exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 6-3/4% Senior Subordinated Notes due 2015 (the "Exchange Notes"), in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes and Additional Notes shall be entitled to receive certain Additional Interest (as defined in the Indenture) in the event such exchange offer is not consummated by February 8, 2006 and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with Article Five of the Indenture, add guarantors under the Indenture, or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company and Holdings must annually report to the Trustee on compliance with such limitations.

Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. If certain bankruptcy events relating to the Company or a Significant Subsidiary (as defined in the Indenture) occur, the Notes shall immediately, without any action on the part of the Holder, become due and payable. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest and certain other specified Defaults) if it determines that withholding notice is in their interest.

Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not the Trustee.

No Recourse Against Others. No stockholder, director, officer, or employee, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such LIABILITY. The waiver and release are part of the consideration for the issuance of the Notes. The foregoing provisions do not relate to the liability of Holdings as a Guarantor.

Authentication. This Note shall not be valid until the Trustee or an Authenticating Agent manually signs the certificate of authentication on this Note.

Governing Law. The Laws of the State of New York shall govern this Note and the Indenture.

Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UIGIMIA (= Uniform Gifts to Minors Act).

CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

      The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Vice President, Legal Affairs and Secretary, Del Monte Corporation, One Market Street @ The Landmark, San Francisco, CA 94105.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE

      Del Monte Foods Company ("Holdings"), Mike Mac IHC, Inc., Star-Kist Samoa, Inc., Marine Trading Pacific, Inc. and Star-Kist Mauritius, Inc. (the "Subsidiary Guarantors," and, together with Holdings, the "Guarantors"), jointly and severally, have unconditionally guaranteed on a subordinated basis by Holdings and on a senior subordinated basis by the Subsidiary Guarantors (such guarantees by Holdings and the Subsidiary Guarantors being referred to herein as the "Guarantees") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantees and the Indenture are expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt (as defined in the Indenture) of the Guarantors, to the extent and in the manner provided in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantees therein made.

      No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantees by reason of his or its status as such stockholder, officer, director or incorporator.

      The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantees are noted shall have been executed by the Trustee or an Authenticating Agent under the Indenture by the manual signature of one of its authorized officers.

                                       DEL MONTE FOODS COMPANY

                                       By:_________________________
                                          Name:

                                       By:_________________________
                                          Name:

                                       MIKE MAC IHC, INC.

                                       By:_________________________
                                          Name:

                                       By:_________________________
                                          Name:

                                       STAR-KIST SAMOA, INC.

                                       By:_________________________
                                          Name:

                                       By:_________________________
                                          Name:

                                       MARINE TRADING PACIFIC, INC.

                                       By:_________________________
                                          Name:

                                       By:_________________________
                                          Name:

                                       STAR-KIST MAURITIUS, INC.

                                       By:_________________________
                                          Name:

                                       By:_________________________
                                          Name:

                                 ASSIGNMENT FORM

      If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

      I or we assign and transfer this Note to:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint __________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_____________________             Signed:__________________________________
                                              (Sign exactly as your name appears
                                               on the other side of this Note)

Signature Guarantee:__________________

      In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

(1)        pursuant to and in compliance with Rule 144A under the Securities
           Act; or

(2) other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

      If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Date:_______________________          Signed:__________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

Signature Guarantee:____________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_______________________         __________________________________________
                                         NOTICE: To be executed by an executive
                                         officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

            Section 4.15 [ ]
            Section 4.16 [ ]

      If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$_________________________________

Dated:__________________________     ___________________________________________
                                       NOTICE:The signature on this assignment
                                       must correspond with the name as it
                                       appears upon the face of the within
                                       Note in every particular without
                                       alteration or enlargement or any change
                                       whatsoever and be guaranteed by the
                                       endorser's bank or broker.

Signature Guarantee:___________________

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                                                    Signature of
                    Amount of decrease in   Amount of increase in   Principal Amount of this   authorized officer of
                  Principal Amount of this   Principal Amount of   Global Note following such    Trustee or Notes
Date of Exchange         Global Note           this Global Note      decrease (or increase)          Custodian
----------------  ------------------------  ---------------------  --------------------------  ---------------------